QuickLinks -- Click here to rapidly navigate through this document

Exhibit 10.22

ANQIU CITY PEOPLE'S HOSPITAL ASSETS TRANSFER AGREEMENT

Transferor: Anqiu City National Department of Assets Management

Transferee: United States China Hospital, Inc.

[Signatures by both parties]

        Due to the need for economic developments, the Anqiu City Committee and City Governments decided to transform the ownership system of the state-owned Anqiu City People's Hospital through the method of transferring state-owned assets, in order to bring in outside finance and advanced management system.

        Party B is the United States China Hospital, Inc. Party A, the State Asset Management Bureau in Anqiu City, is in charge of the asset of Anqiu City People's Hospital. To fully utilize funds from the United States, to improve the standard of medical care in Anqiu City, and to take full advantage of Party B's finance, experience in management and technology and Party A's local medical services, the parties execute and agree to abide by this contract based on the principles of fairness, consent, and good faith, in accordance with the Contract law of the People's Republic of China.

  Section 1 Transfer of Interests and Rights

        Party A transfers to Party B all its interests and rights in Anqiu City People's Hospital (including city hospital's ownership and management right). Party B agrees to accept all debts of Anqiu City People's Hospital.

  Section 2 Cost for Transfer of Interests and Rights

        Party A agrees to have the above interests and rights evaluated by an independent accountant, and then transfer them to Party B for the evaluated value, subject to the employee one-at-a-time settlement fee and retirement fee in accordance with the requirements of the Department of Social Safeguard and the Anqiu City Government. The remaining transferable asset has gross value for 50,000,000 RMB. Party B is to pay the first installment of $1,000,000 U.S. within 7 days after the signing of this contract. The rest is to be paid in full within one month after the evaluation but not more than three months. Party B agrees that thereafter it will use part of profits annually for the construction and development of the new site of the hospital.

  Section 3 Goals for the Purchase of Assets

        After Party B accepts the ownership of the hospital, Party B will begin modify/change the system and the management of the hospital. The improved hospital will use Party B's funds and advanced management experience to improve the training of the medical personnel, to import high-quality personnel, to hire and invite doctors from Ji-Nan, Wei-Fong, Chin-Dao, Beijing, and Shanghai to instruct, train, and even work as long-term employees, to improve the development and management of the hospital. In addition, Party B will contribute to make improvements of the office buildings and hospital rooms to build a garden style hospital.

  Section 4

        After the transfer of the assets, Party B is responsible for the accepting and employing all the approximately 899 employees of Anqiu City People's Hospital (including, 693 employees based on state-owned enterprise, 2 employees based on collectively-owned enterprise, 204 long term temporary employees, and 133retired employees), and to execute new employee contracts (for at least one year). First year Party B will employ all of the existing employees and guarantees a one-time employment. Thereafter, Party B may choose to hire new employees or lay off employees. Party will settle down the unemployed in according to the relating national policy. The one-at-a-time settlement fee and retirement fee withhold by Party A from the evaluated assets will be left to Party B to serve its designated purpose. Party B agrees that the total wages of the existing employees after the ownership will not be lower than the total wages in 2002.

  Section 5 Acceptance of Rights and Assumption of Liabilities

        Party B accept all evaluated assets and assumes all liabilities of approximately 60,000,000 RMB of Anqiu City People's Hospital (assets in book value is approximately 170,000,000 RMB, including employee dormitories; total liabilities approximately 60,000,000 RMB; net assets equals 110,000,000 RMB).

  Section 6 Rights and Responsibilities of the Parties

        1.     Party A guarantees Anqiu City People's Hospital would remain a tax-free organization after the transfer.

        2.     Party A guarantees that Anqiu City People's Hospital would continue to enjoy the privilege of qualifying as an appointed hospital.

        3.     Party A guarantees that after the transfer of the ownership to Party B, Party A and other higher government agencies will continue to maintain the conditions necessary for the regular operation of the hospital, including administrative, tax, and security, etc. Anqiu City Government is to mediate the problems should any problem arises.

        4.     Party B agrees to be monitored by the sanitation branch of the city, to perform government arranged emergency rescues and diagnosis assignments, and to charge fees as set and supervised by the National Price Department.

  Section 7 Asset Processing during the Transfer

        1.     The perimeter of this transfer of assets is the entire rights, interests and liabilities of Anqiu City People's Hospital (not including employees' living quarters);

        2.     Right to Land Use: The transfer of land includes the land for the operation of the hosptial (Main Site) and the new site of the (same) hospital.

  Section 8 Transfer of Assets

        Parties will follow the "Asset Transfer List," and transfer all assets within 1 month after the execution of the contract.

        Party A will compete the transfer of all of asset of the hospital within one month after the execution of the contract.

  Section 9 Date for Transfer of Assets

        The parties agree that the date for the transfer of assets is January 2, 2004.

  Section 10 Amendment of Documents

        Party A will assist Party B in going through the procedures necessary for the transfer of the assets. Party B cannot transfer the assets of Anqiu City People's Hospital to any third parties after receiving the assets from Party A. Should any transfer to third parties become necessary, the transfer must be approved by Anqiu City Government.

  Section 11 Liabilities for Breach of Contract

        Any party breaching the contract will be liable for the damages resulting from the breach. The parties may repudiate the contract after negotiations.

  Section 12 Disputes Resolution

        Disputes arising from the performance of this contract shall be resolved by the parties' negotiations. Should the negotiations fails to resolve the dispute, the parties may choose one of the following to resolve the dispute:

        1.     Apply for arbitration in accordance with law.

        2.     File an action with the local courthouse.

  Section 13 Modification and Repudiation of Contract

        1.     Any modification or repudiation of the contract must be consented by both parties.

        2.     Should any damages occur from nature disasters that cannot be prevented, the contract may be modified or repudiated.

  Section 14 Representations

        1.     Party A represents to Party B that the assets transferred is genuine, reliable, and complete. Party A also represents the following conditions:

        (1)   The hospital is not being foreclosed by courts;

        (2)   The hospital is not encumbered;

        (3)   The hospital does not have any hidden assets;

        (4)   There is no other condition that may affect the truthfulness, reliability, and completeness of the ownership rights of the hospital.

        2.     Party B represents to Party A that it has the legal right and capability to proceed with the asset transfer.

  Section 15 Execution of the Contract

        This contract is effective as of January 2, 2004 after signed and stamped by the parties.

        All necessary exhibits to this contract are equally legally binding as the contract itself.

        The contract has two originals. Party A and Party B each hold an original contract.

  Section 17

        Parties may execute addendums to supplement items not covered by this contract.

        December 21, 2003

        Enclosure:

        1.     Business license of Anqiu City People's Hospital.

        2.     Related documents for transfer.

        3.     Grant Deed.

        4.     Others.

QuickLinks

ANQIU CITY PEOPLE'S HOSPITAL ASSETS TRANSFER AGREEMENT